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                                                                  EXHIBIT 10.49




                               SECURITY AGREEMENT

         This SECURITY AGREEMENT (this "Agreement") is made this 14th day of June, 2000, by SOLEMN ACQUISITION CORPORATION, a Delaware corporation ("Debtor"), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, as collateral and administrative agent (in such capacity, together with its successors, the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Lending Parties") now or hereafter parties to the Credit Agreement (as defined below).

                                    RECITALS:

         Agent, Lenders, ELTRAX SYSTEMS, INC., a Minnesota corporation ("Eltrax"); ELTRAX TECHNOLOGY SERVICES GROUP, INC., a Georgia corporation ("Technology"); ELTRAX ASP GROUP, LLC, a Georgia limited liability company ("ASP"); SQUIRREL SYSTEMS, INC., a Georgia corporation ("Squirrel"); SENERCOMM, INC., a Florida corporation ("Senercomm"); ELTRAX CUSTOMER CARE GROUP, INC., a Georgia corporation ("Customer Care"); ELTRAX INTERNATIONAL, INC., a Pennsylvania corporation ("International"); and ELTRAX HOSPITALITY GROUP, INC., a Georgia corporation ("Hospitality"; Eltrax, Technology, ASP, Squirrel, Senercomm, Customer Care, International and Hospitality are collectively called the "Borrowers" and individually called a "Borrower"), are parties to a Revolving Credit and Security Agreement dated March 14, 2000 (as at any time amended, modified, renewed or extended, the "Credit Agreement"), pursuant to which Lenders have agreed to make loans and other extensions of credit to or for the benefit of Borrowers on the terms and subject to all of the conditions set forth in the Credit Agreement. Terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to them in the Credit Agreement.

         A condition to the continued extension of any credit by the Lending Parties to Borrowers under the terms of the Credit Agreement is the execution and delivery of this Agreement by Debtor to Agent to secure all obligations at any time owing by Borrowers to the Lending Parties under that certain Continuing Guaranty Agreement (the "Guaranty") executed by Debtor in favor of the Lending Parties on or about the date hereof. To induce Lenders to continue to extend credit to Borrowers under the Credit Agreement and in accordance with the terms thereof, Debtor has agreed to execute and deliver the Guaranty and this Agreement.

         NOW, THEREFORE, in consideration of the premises and for TEN DOLLARS ($10) in hand paid and in order to induce the Lending Parties to make loans or otherwise extend credit to Borrowers from time to time as set forth in the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor agrees with the Lending Parties as follows:

1. GRANT OF SECURITY INTEREST. Debtor hereby grants to Agent, for the benefit of itself and Lenders, a continuing security interest in and lien upon all of the following described property of Debtor, whether now in existence or hereafter created or acquired and wheresoever situated,



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as well as in the cash and non-cash proceeds thereof, including, without limitation, insurance proceeds (all such property being hereinafter collectively referred to as the "Collateral"):

                  a. All accounts and other rights to payment for goods sold or leased or for services rendered that are not evidenced by an instrument or chattel paper, whether or not they have been earned by performance; and

                  b. All inventory, whether now owned or hereafter acquired by Debtor, including, but not limited to, all goods intended for sale or lease by Debtor, to be furnished under contracts of service or for display or demonstration; all work-in-process; and all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Debtor's business; and all documents evidencing and general intangibles relating to any of the foregoing whether now owned or hereafter acquired by Debtor; and

                  c. All machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than inventory) of every kind and description used in Debtor's operations or owned by Debtor or in which Debtor has an interest, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements therefor; and

                  d. All general intangibles, including, without limitation, all chooses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, operational manuals, all claims under guaranties, security interests or other security held by or granted to Debtor to secure payment of any of Debtor's accounts by an account debtor, all rights to indemnification and all other intangible property of every kind and nature (other than accounts); and

                  e. All instruments, chattel paper and documents, and all demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution; and

                  f. All investment property; and

                  g. All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of any of the foregoing property, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the foregoing property and claims against any person for loss of, damage to, or destruction of any or all of the foregoing property; and

                  h. All books and records (including, without limitation, customer lists, files, correspondence, tapes, computer programs, print-outs and other computer materials and records) of Debtor pertaining to any of the foregoing property.


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         The security interest granted hereby is to secure the payment and performance of all indebtedness, liabilities and obligations of Debtor to the Lending Parties of every kind and description, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all indebtedness, liabilities and obligations now or hereafter owing by Debtor to the Lending Parties under the Guaranty and under this Agreement. All such indebtedness, liabilities and obligations are hereinafter jointly referred to as the "Indebtedness").

2. REPRESENTATIONS, COVENANTS AND WARRANTIES OF DEBTOR. Debtor hereby represents, covenants, warrants, and agrees to and with Agent as follows:

a. Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has as the office at which it maintains its books and records at its address set forth in Section 7b below;

b. Debtor is and will remain solvent in the sense that the fair saleable value of all of its assets does, and will at all times, exceed the total amount of its liabilities, including contingent liabilities, and Debtor does pay and will at all times pay its debts as they mature;

c. All risk of loss of the Collateral hereunder shall be upon Debtor;

d. Debtor shall keep the Collateral free and clear from any and all security interests, unpaid charges, attachments, levies, and liens of every kind, except for the security interest granted hereunder to Agent and any security interest to which Agent has heretofore consented to in writing;

e. Debtor shall not change its name, its principal place of business or its chief executive office without having given Agent at least sixty (60) days prior written notice;

f. Debtor shall use, keep and maintain the Collateral at its place of business as shown in paragraph 2a above, and shall neither move the Collateral therefrom nor dispose of any of the Collateral except for sales of inventory in the ordinary course of business;

g. Debtor shall keep and maintain all tangible items of Collateral in saleable condition, and Debtor agrees that the Collateral may be inspected and examined by Lending Parties or their agents at any reasonable time, upon reasonable notice, and that the Lending Parties shall have the right to inspect, audit, examine, check, or make copies of, or extracts from, the books, files, accounts, and all other records of Debtor pertaining to Debtor's business or any of the Collateral;

h. Debtor shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect its properties, business or credit;

i. Debtor shall keep all tangible items of the Collateral fully insured against loss and damage by fire, windstorm, water, theft, malicious mischief, and extended coverage in such amounts and by such companies as shall be reasonably acceptable to Agent. Such policies of insurance or certificates evidencing such policies shall be deposited by Debtor with Agent. All such policies shall contain a loss payable clause, in a form satisfactory to Agent, naming Agent as loss payee. Unless written consent to the contrary is first obtained from Agent, all proceeds payable

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under any such policy shall be payable in any event to Agent (regardless of whether an event of default has occurred hereunder). Each such policy of insurance or endorsement shall contain a clause requiring the insurer to give Agent not less than thirty (30) days' written notice before any such policy shall be altered or canceled. Agent may act as Debtor's agent in adjusting or compromising any loss under any such insurance policy and in collecting and receiving the proceeds from any such policy. In the event of any loss under any such policy of insurance, the insurer named therein is hereby authorized and directed by Debtor to make payment for such loss to Agent, rather than to Debtor and Agent jointly. If Debtor shall default in its obligation hereunder to insure the Collateral in a manner reasonably satisfactory to Agent, then Agent shall have the right (but not the obligation) to procure such insurance and to charge the costs of same to Debtor, which costs shall be added to and become a part of the unpaid principal amount of the Indebtedness, shall be secured by the Collateral, and shall be repayable to Agent ON DEMAND;

j. Debtor has never carried on business, traded as, been known as, used or incorporated under any name other than the name appearing on the first page of this Agreement;

k. Debtor shall not merge or consolidate with, nor shall Debtor acquire all or substantially all of the capital stock or assets of, any person or entity;

l. There are no actions, suits or proceedings now pending or, to Debtor's knowledge, threatened against Debtor or affecting any of Debtor's properties, the adverse result of which would in any material respect affect the property, financial condition or operations of Debtor, and Debtor shall promptly notify Agent of the commencement of any action, suit or proceeding against Debtor; and

m. Debtor shall execute, or cause to be executed, and deliver to Agent any and all documents necessary to give effect to this Agreement and to perfect and preserve the priority of the security interest granted herein, including specifically all necessary financing statements, landlord waivers, mortgagee waivers and subordination agreements, and Debtor shall reimburse Agent for the costs of filing or recording any such documents in all public offices deemed necessary by Agent.

3. EVENTS OF DEFAULT. It is understood and agreed that an event of default shall be deemed to have occurred under this Agreement, and Agent shall be entitled to take such actions as are elsewhere provided herein, in the event that (a) any representation, warranty or covenant made by Debtor herein, in the Guaranty, or in any other existing or future agreement with the Lending Parties shall prove to have been false in any material respect when made or is breached, violated, or not complied with, or (b) the occurrence of an Event of Default under (and as defined in) the Credit Agreement.

4. RIGHTS AND REMEDIES UPON DEFAULT. Upon or at any time after the occurrence of any one or more of the events of default specified in paragraph 3 hereof, all of the Indebtedness shall, at the option of the Lending Parties and without any notice to or demand upon Debtor of any kind (all of which Debtor hereby expressly waives), become immediately due and payable, and Agent shall thereupon have and may exercise from time to time any and all rights and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Georgia, together with every right and remedy available to Agent under any other applicable law. In addition to, and without limiting the generality of the foregoing, Agent shall have the following rights and remedies upon and at any time after the occurrence of any such event of default:


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a. The right at any time to notify any account debtor on any Collateral to make all payments owing to Debtor directly to Agent for application to the Indebtedness and to collect all amounts owing from any such account debtor;

b. The right at any time or times, without advertisement or publication (unless required by law), to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Agent deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Agent shall have a security interest hereunder, Debtor remaining liable for any deficiency. The Lending Parties may bid and be the purchaser at any such sale if permitted by law;

c. The right to conduct any such sales of Collateral on Debtor's premises or elsewhere and the right to use Debtor's premises without charge for such time or times as Agent may see fit;

d. The right to require Debtor, at Debtor's expense, to assemble the Collateral and make it available to Agent at a place reasonably convenient to both parties (and, for purposes hereof, Debtor stipulates that Agent shall be entitled to the remedy of specific performance). Alternatively, Agent may peaceably by its own means or with judicial assistance enter Debtor's premises and take possession of the Collateral or dispose of the Collateral on Debtor's premises without resistance or interference by Debtor;

e. The right to incur reasonable attorney's fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other lien which in the opinion of Agent or its counsel may in any manner or to any extent be a lien upon any of the Collateral, all of which fees, payments and expenses shall become part of Agent's expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Indebtedness; and

f. The right to apply the proceeds realized from any collection, sale, lease or other disposition of the Collateral first to the costs, expenses and reasonable attorneys' fees incurred by Agent in the collection of any Indebtedness or in connection with the repossession, preparation for sale, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon the principal amount of the Indebtedness; and thirdly, to the principal amount of the Indebtedness. If any deficiency shall arise, Debtor shall remain bound and liable to the Lending Parties therefor.

         Neither Agent nor Lenders shall be liable or responsible to Debtor in any way for the safeguarding of any of the Collateral, for any loss or damage thereto, for any diminution in the value thereof, or for any act or default of any carrier, warehouseman, forwarding agency, or other person whomsoever, but the same shall be at all times at Debtor's risk.

         All rights, remedies, powers, and privileges of Agent hereunder are cumulative and not alternative, and may be exercised concurrently or seriatim, and are in addition to and not in lieu of any other rights of Agent at law, in equity, under statute or under any other agreement with Debtor.

5. WAIVERS. In addition to the other waivers contained herein and in any other agreement between Debtor and the Lending Parties, Debtor hereby expressly waives, to the extent permitted by law: demand, protest, notice of protest, notice of default or dishonor, notice of payments


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and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Lending Parties on which Debtor may in any way be liable; notice or hearing in connection with, and the requirement to post a bond as a condition to, the issuance of an immediate writ of possession with respect to any of the Collateral (such waiver being made as permitted by O.C.G.A. ss.44-14-260(3)); notice of any action taken by Lending Parties unless expressly required by this Agreement or by law; and the benefits of O.C.G.A. ss.11-9-404(l) to the extent it may require Agent to terminate any financing statement prior to the date on which this Agreement is terminated.

6. INDULGENCES NOT WAIVERS. Neither the failure nor any delay on the part of Agent to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by Agent of any right, remedy, power or privilege preclude any other or further exercise by Agent of the same or of any other right, remedy, power, or privilege; nor shall any waiver by Agent of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

7. NOTICES. All notices, requests and demands to or upon a party hereto shall be in writing and sent by personal delivery against receipt, overnight courier or certified or registered mail, return receipt requested, or telecopier transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt, when presented at the noticed party's address or when received at the office of the noticed party by telecopy transmission, as set forth below:

     a. If to Agent:    PNC Bank, National
                        Association, as Agent
                        Two Tower Center Boulevard
                        East Brunswick, New Jersey 08816
                        Attention: Arthur Lippens
                        Telecopier:  (732) 220-4393

     with a copy to:    Parker, Hudson, Rainer & Dobbs LLP
                        1500 Marquis Two Tower
                        285 Peachtree Center Avenue, N.E.
                        Atlanta, Georgia 30303
                        Attention: C. Edward Dobbs, Esq.
                        Telecopier:  (404) 522-8409

     b. If to Debtor:   Solemn Acquisition Corporation
                        900 Circle 75 Parkway, Suite 1700
                        Atlanta, Georgia 30339
                        Attention:  Chief Financial Officer
                        Telecopier:  (770) 284-2613


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     with a copy to:    Jaffe, Raitt, Heuer & Weiss, P.C.
                        One Woodward Avenue, Suite 2400
                        Detroit, Michigan 48226
                        Attention:  William E. Sider, Esq.
                        Telecopier:  (313) 961-8358

or to such other address as each party may designate for itself by like notice given in accordance with this paragraph 7.



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         The parties hereby agree that a notice sent as specified in this paragraph at least ten (10) calendar days before the date of any intended public sale or the date after which any private sale or other intended disposition of the Collateral is to be made by Agent shall be deemed to be reasonable notice of such sale or other disposition. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

8. DEFINITIONS AND APPLICABLE LAW. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in force in the State of Georgia and such definitions are hereby incorporated herein by reference and made a part hereof. This Agreement shall be governed in all respect by, and construed in accordance with, the laws of the State of Georgia, including, without limitation, the Uniform Commercial Code of the State of Georgia.

9. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, waived, modified, supplemented, discharged, cancelled, terminated, or amended orally or in any manner other than by an agreement in writing signed by the parties hereto.

10. PARAGRAPH HEADINGS. The paragraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

11. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

12. SUCCESSORS AND ASSIGNS. The rights, remedies, powers, and privileges of Agent hereunder shall inure to the benefit of the successors and assigns of Agent, and the duties and obligations of Debtor hereunder shall bind the successors and assigns of Debtor.

13. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until all of the Indebtedness has been satisfied in full and the Commitments under the Credit Agreement have been terminated.

14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

15. FORUM SELECTION. Agent and Debtor agree that the United States District Court for the Northern District of Georgia, Atlanta Division, and the Superior Court of Cobb


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County, Georgia, or, at the option of Agent, any court in which Agent shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have jurisdiction to hear and determine any claims or disputes between Debtor and Agent pertaining directly or indirectly to this Agreement, the Guaranty or to any matter arising therefrom. The choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action by Agent under this Agreement or the Guaranty to enforce same or to realize upon any of the Collateral in any appropriate jurisdictions.

16. MISCELLANEOUS. Time is of the essence of this Agreement. This Agreement shall not become effective until accepted by Agent in Atlanta, Georgia, notice of which acceptance is hereby waived by Debtor. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR AND AGENT AND LENDERS EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT OR ANY OF THE INDEBTEDNESS.

         IN WITNESS WHEREOF, Debtor has caused this Agreement to be signed, sealed and delivered in Atlanta, Georgia, on the day and year first written above.

ATTEST:                           SOLEMN ACQUISITION CORPORATION
                                  ("Debtor")

                                  By: /s/ Juliet M. Reising
----------------------------         ------------------------------------------
Secretary                            Name: Juliet M. Reising
[CORPORATE SEAL]                          -------------------------------------
                                     Title: CFO
                                           ------------------------------------



                                  Accepted:
                                  --------

                                  PNC BANK, NATIONAL ASSOCIATION, as Agent
                                  ("Agent")

                                  By: /s/ Arthur V. Lippens
                                     ------------------------------------------
                                     Name: Arthur V. Lippens
                                          -------------------------------------
                                     Title: Vice President
                                           ------------------------------------